Exhibit 10.64

THIRD AMENDMENT TO THE BRANDED JOBBER CONTRACT

This Third Amendment to the Branded Jobber Contract (“Third Amendment”) July 18, 2006 (“Amendment Date”) is between BP Products North America Inc., a Maryland corporation with offices at 28100 Torch Parkway, Warrenville, Illinois 60555 (“Company”), and The Pantry, Inc., a Delaware corporation with an address at Post Office Box 1410, 1801 Douglas Drive, Sanford, North Carolina 27330 (“Jobber”).

WITNESSETH:

WHEREAS, Company and Jobber have entered into a Branded Jobber Contract dated February 1, 2003 (“Branded Jobber Contract”), as amended by an Amendment to the Branded Jobber Contract dated February 14, 2003 (“First Amendment”) and a Second Amendment to the Branded Jobber Contract dated June 11, 2004 (“Second Amendment”), in which Company agrees to sell and Jobber agrees to purchase and receive Company’s currently offered and available BP branded gasoline products, as determined and designated by Company; and

WHEREAS, both parties desire to amend the Branded Jobber Contract, as amended, and to amend and restate the First Amendment and Second Amendment, to include additional terms and conditions and modify existing terms and conditions.

IN CONSIDERATION OF the mutual covenants, conditions and promises contained in this Third Amendment, Company and Jobber hereby agree as follows:

A.	Capitalized Terms. Unless as otherwise indicated, all capitalized terms used but not defined in this Third Amendment have the same meanings assigned to them in the Branded Jobber Contract.

B.	Restatement and Termination of Previous Amendments. This Third Amendment amends, restates and supersedes all terms and conditions of the First Amendment and Second Amendment. As of the Amendment Date, the First Amendment and Second Amendment are deleted in their entirety and will have no further effect.

C.	Amended Terms.

1.	Paragraph 1 of the Branded Jobber Contract is deleted in its entirety and replaced with the following:

1.	Term. The term covered by this Contract will be for a period beginning on February 1, 2003 and ending on September 30, 2012, unless terminated earlier by law or by the terms of this Contract or unless extended by Company upon written notice. If the franchise relationship underlying this Contract continues for any reason beyond the expiration date indicated above, this Contract will be extended until terminated or until superseded by a new branded jobber contract, if offered.

2.	The following language is added to the end of paragraph 12(h) of the Branded Jobber Contract:

Notwithstanding paragraph 12(f) of the Contract, a sale, conveyance, alienation, transfer, merger or other change of legal or beneficial interest resulting in a change in control of Jobber will not trigger Company’s Right to Purchases if at the time it notifies Company of the intended change of control Jobber is a publicly traded corporation-being listed on a national stock exchange or included in a national automated stock quotation system in the United States. Regardless of the exception allowed in this paragraph 12(h), subject to any applicable restrictions under the federal securities laws, Jobber will promptly provide Company with written notice as required under Paragraph 12(g) above.

3.	The phrase “Subject to paragraph 12(h),” is added to the beginning of the second sentence of Paragraph 13(a) of the Branded Jobber Contract.

4.	Paragraph 34 of the Branded Jobber Contract is added as follows:

34. Additional Terms.

Paragraph 4(a) - Credit policy and forms of security. As a substitute for the requirement in paragraph 4(a) of the Branded Jobber Contract that Jobber executes an Unlimited Guaranty under all circumstances, Company will instead require that Jobber provide either an Unlimited Guaranty or some other form of security acceptable to Company, in its sole discretion. In addition, if Company does extend credit to Jobber, it will do so according to an established credit policy, as amended from time to time. Notwithstanding the above, all other terms and conditions in paragraph 4(a) will remain unchanged.

Paragraphs [ * * * ]– [ * * * ]. The requirement in paragraph [ * * * ] of the Branded Jobber Contract that Jobber must provide Company with a Right of First Offer on those assets identified with or by [ * * * ], shall apply only in those situations where Jobber [ * * * ], in which case, Jobber may elect to provide Company either of the following:

a.	a right to [ * * * ] on all of [ * * * ] with its petroleum business; or

b.	a [ * * * ] with or by Company’s [ * * * ].

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Company’s assignment rights under paragraph [ * * * ] will include the right to assign [ * * * ].

Paragraphs [ * * * ]. [ * * * ] Jobber [ * * * ] Company with a [ * * * ] as provided above, Jobber [ * * * ] Company [ * * * ] and [ * * * ] of all contract documents [ * * * ] agreement and any [ * * * ] and [ * * * ] Company: to [ * * * ] of the agreement; and, [ * * * ] agreement include Jobber’s [ * * * ] assign [ * * * ], [ * * * ]. [ * * * ] within which to [ * * * ] by written notice to Jobber. [ * * * ] will be [ * * * ] and [ * * * ] to Company and Jobber, [ * * * ] after Company [ * * * ]. [ * * * ] with [ * * * ] and [ * * * ], subject only to [ * * * ], [ * * * ] and [ * * * ] that were [ * * * ] to the [ * * * ].

Paragraphs [ * * * ]. As a substitute for Company’s [ * * * ], Company will instead [ * * * ] and [ * * * ] to assume [ * * * ] and other [ * * * ] under the Contract if they have [ * * * ]. Notwithstanding the above, all other terms and conditions in paragraphs [ * * * ] will remain unchanged.

Paragraph [ * * * ]. In those situations where a [ * * * ] is [ * * * ] - Company will [ * * * ] the [ * * * ] and its [ * * * ] by [ * * * ] and [ * * * ] the applicable [ * * * ]. Notwithstanding the above, all other terms and conditions in paragraph [ * * * ] and any other applicable provisions will remain unchanged.

Paragraph [ * * * ]. Company will not [ * * * ] the [ * * * ] of paragraph [ * * * ] of the Branded Jobber Contract in situations where, in the Company’s sole opinion, Jobber [ * * * ] in the [ * * * ] the Jobber’s [ * * * ]. Notwithstanding the above, all other terms and conditions in paragraph [ * * * ] and any other applicable provision will remain unchanged.

5.	Paragraph 35 of the Branded Jobber Contract is added as follows:

35. Minimum Volume. During each period indicated in the chart below, Jobber will purchase a minimum volume of Branded Product (as defined below) (“Minimum Volume Requirement”) as specifically set forth below; provided, however, that Jobber’s compliance with the Minimum Volume Requirement for the period ended [ * * * ] shall be

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

determined by multiplying the gallons of Branded Product purchased during [ * * * ] times 24. For purposes of paragraphs 35, 36, 37, 38, 44 and 45 of the Branded Jobber Contract, “Branded Product” means branded gasoline products and does not include diesel fuel (unbranded or branded) and unbranded gasoline products.

Period		Minimum Volume Requirement (in gallons)
From	To
July 1, 2005	Sept. 30, 2006	485,000,000
Oct. 1, 2006	Sept. 30, 2008	1,074,000,000
Oct. 1, 2008	Sept. 30, 2010	1,232,000,000
Oct. 1, 2010	Sept. 30, 2012	1,412,000,000

6.	Paragraph 36 of the Branded Jobber Contract is added as follows:

36. Minimum Volume Requirement Guarantee. In any period in which Jobber fails to purchase the Minimum Volume Requirement as set forth in paragraph 35, Jobber will pay to Company an amount equal to two cents ($.02) per gallon times the difference between the actual volume of Branded Product purchased and the Minimum Volume Requirement during the given period. If some or all of Jobber’s failure to purchase the Minimum Volume Requirement is attributable to Company exercising its rights under paragraph 22 of this Contract, Jobber’s [ * * * ] in the previous sentence is [ * * * ] by an amount equal to [ * * * ] per gallon times the number of gallons not purchased by Jobber due exclusively to Company exercising its rights under paragraph 22 of this Contract. Jobber will make such payment to Company within 30 days of receiving an invoice from Company via Electronic Fund Transfer (EFT). Should a dispute arise as to whether a Minimum Volume Requirement guarantee payment is due, or the amount thereof, such dispute shall be resolved by arbitration by three (3) independent arbitrators, one designated by the Company, one designated by the Jobber and one designated by the two (2) so chosen.

7.	Paragraph 37 of the Branded Jobber Contract is added as follows:

37. [ * * * ]. Company will provide [ * * * ] on Jobber’s [ * * * ] as follows:

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

(a)	Effective June 11, 2004 and ending pursuant to the Term of this Third Amendment, Company will [ * * * ], beginning with the [ * * * ] and [ * * * ] notwithstanding the [ * * * ], [ * * * ]:

[ * * * ]

[ * * * ]

[ * * * ]

Company will [ * * * ] with [ * * * ] from such [ * * * ] on or about the 15th day of the month for [ * * * ] of [ * * * ] made in the previous month. The [ * * * ] will be determined by [ * * * ].

(b)	Company will provide [ * * * ] ([ * * * ] which fall into one of the volume ranges listed below. The [ * * * ] on [ * * * ] during such period will be as follows:

[ * * * ]	…..	$[ * * * ]/[ * * * ]
[ * * * ]	…..	$[ * * * ]/[ * * * ]
[ * * * ]	…..	$[ * * * ]/[ * * * ]

[ * * * ] will be [ * * * ] on each anniversary of the effective date of the [ * * * ] set forth above and [ * * * ] within thirty (30) days thereafter. The [ * * * ].

For example, [ * * * ] gallons annually so [ * * * ] would [ * * * ] as an [ * * * ] under paragraph 37(b) as follows:

([ * * * ] - [ * * * ] gallons = [ * * * ] gallons x [ * * * ] = $[ * * * ])

([ * * * ] - [ * * * ] gallons = [ * * * ] gallons x [ * * * ] = $[ * * * ])

([ * * * ] - [ * * * ] gallons = [ * * * ] gallons x [ * * * ] = $[ * * * ])

[ * * * ] will not be entitled to the [ * * * ] for any [ * * * ] below [ * * * ] gallons.

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

8.	Paragraph 38 of the Branded Jobber Contract is added as follows:

38. Credit Terms. Company will extend payment and credit terms to Jobber at [ * * * ] with a [ * * * ] % [ * * * ] on total purchases of Branded Product. Jobber will provide to Company a letter of credit in the amount of $[ * * * ]. Company may increase the required amount of the letter of credit on a quarterly basis based upon the incremental volume purchased during that previous quarter. Thereafter, Company will review Jobber’s purchases on a quarterly basis and may require increases in the amount of the Letter of Credit commensurate with any new volume of Branded Product purchased during the previous quarter.

9.	Paragraph 39 of the Branded Jobber Contract is added as follows:

39. Site Reimage and JOIP. Upon Company approval, Jobber will be eligible to receive reimbursement for, and Company will pay, an amount equal to (a) Jobber’s actual costs (based on actual invoices) for converting a non-BP branded site to a BP branded retail site, up to a maximum amount of $[ * * * ] per reimaged site, and (b) [* * *] percent ([* * *] %) of any non-BP unamortized liability related to such site and for which Jobber is obligated, up to a maximum amount of $[ * * * ] per reimaged site. The parties will execute a Jobber Outlet Incentive Contract (“JOIP Contract”) for each Approved Retail Site and will comply with amortization schedules set forth in such JOIP Contract, which amortization schedules will be [ * * * ] for a [ * * * ] site (annual Branded Product volume in excess of [ * * * ] gallons) and [ * * * ] for a [ * * * ] site (annual Branded Product volume of more than [ * * * ] gallons but less than [ * * * ] gallons). Except as specifically set forth in the previous sentence, Jobber will not be eligible for any payments or compensation under any existing or future (“JOIP”) or similar programs.

10.	Paragraph 40 of the Branded Jobber Contract is added as follows:

40. Site Acquisitions and Outstanding Obligations. Upon acquiring a BP-branded retail site, Jobber will assume any contracts and unamortized balance of Seller related to outstanding JOIP or Reimage obligations. After assuming a JOIP or Reimage contract, Jobber and Company will amend such contract to release Company from any obligations to pay additional JOIP or Reimage funds to Jobber after the date of the contract assumption.

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

11.	Paragraph 41 of the Branded Jobber Contract is added as follows:

41. Promotional Programs. Except as specifically set forth in paragraphs 42 and 45 below, Jobber will not be eligible for any existing or future promotional programs offered by Company, including without limitation the co-op advertising program for Company’s jobbers and the Growth Through Assurance program.

12.	Paragraph 42 of the Branded Jobber Contract is added as follows:

42. Advertising. Except for the co-op advertising program offered by Company for its jobbers, Jobber will participate in such Company’s then-current advertising programs on the same terms and conditions as other Company-designated Retail Sites (“Branded Retail Sites”) displaying the brand as designated by Company. Any advertising and promotional materials or programs developed and funded by Jobber to promote the company-designed brand at Jobber’s Branded Retail Sties will be submitted to Company for review and written approval prior to using such material or program.

13.	Paragraph 43 of the Branded Jobber Contract is added as follows:

43. [ * * * ]. For any [ * * * ] or [ * * * ] that Jobber [ * * * ] and [* * * ], Jobber will grant to Company the [ * * * ] to authorize [ * * * ] to the Company [ * * * ]. As Jobber [ * * * ] or [ * * * ], Jobber will provide to Company information regarding the [ * * * ], [ * * * ], and such other information and data as company may require. Company will have [ * * * ] to review the information submitted and notify jobber in writing as to whether Company will authorize the company brand for such [ * * * ]. This [ * * * ] will [ * * * ] to [ * * * ] the [ * * * ] to the [ * * * ].

14.	Paragraph 44 of the Branded Jobber Contract is added as follows:

44. [ * * * ]. On a [ * * * ] for each [ * * * ] from which Jobber [ * * * ] and for each grade of gasoline, [ * * * ] for gasoline products at that terminal. If the [ * * * ], Company will [ * * * ] to Jobber an [ * * * ] to the [ * * * ] for [ * * * ] purchases during the same [ * * * ].

In the event that the [ * * * ], Jobber will [ * * * ] to Company an [ * * * ] that [ * * * ].

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

A schedule of this [ * * * ] (as illustrated by the attached “Exhibit A”) will be prepared and delivered by Jobber to Company within 20 business days following the end of each calendar quarter and the [ * * * ] will be made via EFT within 10 business days following receipt of the [ * * * ].

[ * * * ]:

[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]
[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]
[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]

[ * * * ]

[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]
[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]
[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]

15.	Paragraph 45 is added to the Branded Jobber Contract as follows:

[ * * * ]

16.	Paragraph 46 is added to the Branded Jobber Contract as follows:

46. Brand Refresh Program. The parties acknowledge that Company may, from time to time, enhance, change or modify its Trade Identities and the visual standards for Approved Retail Sties “(Brand Refresh”). In the event that Company imposes a Brand Refresh requirement within twelve (12) months of the expiration of the Branded Jobber Contract and Company does not offer jobbers a program in which Company shares in the cost of performing the Brand Refresh at Approved Retail Sites, Jobber may, at its option, decline to perform the Brand Refresh at Approved Retail Sites.

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

D.	Entire Agreement. Except as expressly provided in this Third Amendment, all terms and conditions of the Branded Jobber Contract shall remain in full force and effect. The Branded Jobber Contract, as amended by this Third Amendment, expresses the entire agreement of Buyer and Seller with respect to its subject matter. Neither party has made any promise or inducement which is not expressly set forth in the Branded Jobber Contract or this Third Amendment. Upon the Amendment Date, each reference in the Branded Jobber Contract to “this Branded Jobber Contract,” “this Contract” or “this contract” shall mean and be a reference to the Branded Jobber Contract as amended hereby.

E.	Counterparts. This Third Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken shall constitute one and the same instrument.

F.	Conflicting Terms. Notwithstanding anything herein to the contrary, to the extent that any of the terms and conditions of the Branded Jobber Contract conflict with this Third Amendment, this Third Amendment shall control.

G.	Ratification of Branded Jobber Contract. As amended herein and hereby, Company and Jobber ratify and reaffirm the terms of the Branded Jobber Contract and acknowledge that this Third Amendment is incorporated within the Branded Jobber Contract.

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed as of the Amendment Date.

BP Products North America Inc.		The Pantry, Inc.

/s/ John Melo		/s / Peter J. Sodini
Name:	John Melo	Name:	Peter J. Sodini
Title:	President, US Fuels Operations	Title:	Chief Executive Officer